Exhibit 6(b)(3)

AMENDED AND RESTATED

BY-LAWS OF

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

ARTICLE I - OFFICES

Section 1.	Principal and Other Offices.

The principal office of New York Life Insurance and Annuity Corporation (hereinafter, the “Corporation”) shall be located in the City of New York, County of New York. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II - STOCKHOLDERS

Section 1.	Annual Meeting.

An annual meeting of the stockholders shall be held for the election of Directors at such date and time and at such place as the Board of Directors shall each year fix.

Section 2.	Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the President and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3.	Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (hereinafter, the “DGCL”) or the Amended and Restated Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.	Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

Section 5.	Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission or any other lawful means, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery in writing or by electronic transmission or by any other lawful means to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(l) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III - BOARD OF DIRECTORS

Section 1.	Number and Term of Office.

The number of Directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, but such number shall not be less than one. Each Director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of Directors is increased between annual meetings of the stockholders, a majority of the Directors then in office, although less than a quorum, or the sole remaining Director, shall have the power to elect such new Directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.	Vacancies and Newly Created Directorships.

If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Directors remaining in office, although less than a quorum, or the sole remaining Director, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 3.	Removal of Directors.

Any or all of the Directors may be removed at any time, either with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon. Any vacancy in the Board, caused by any removal of a Director by such vote of the stockholders, may be filled by stockholders entitled to vote for the election of the Director so removed.

Section 4.	Annual and Regular Meetings.

An annual meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of stockholders at the place, if any, of such annual meeting; provided that no such annual meeting of the Board of Directors shall be held if the stockholders elect Directors by written consent in lieu of an annual meeting. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each annual or regular meeting shall not be required, except that if the Board shall fix or change the time or place of any such regular meeting, notice of such action shall be promptly communicated personally or by telephone or sent by first class mail or by telegraphing or telexing or by facsimile or electronic transmission to each Director who shall have not been present at the meeting at which such action was taken. Any notice sent by mail may be directed to each Director at his or her residence or usual place of business or any other address designated with the Secretary for such purpose.

Section 5.	Special Meetings.

Special meetings of the Board of Directors may be called by any two Directors then in office or by the President (or, in the event of the disability or absence of the President, by any Vice President) and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than two business days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not later than the day before the day on which the meeting is held. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Any notice sent by mail may be directed to each Director at his or her residence or usual place of business or any other address designated with the Secretary for such purpose.

Section 6.	Quorum.

At any meeting of the Board of Directors, Directors comprising a majority of the total number of authorized directorships shall constitute a quorum for all purposes.

Section 7.	Adjournment.

A majority of the Directors present, whether or not a quorum is present, may adjourn any regular or special meeting to another time and place. Notice of the adjourned meeting conforming to the requirements of this Article shall be given to each Director except that no notice of an adjournment or postponement of a meeting need be given if a majority of the Board of Directors is present or if the adjournment or postponement is to a later hour on the same date, at the same place, if any.

Section 8.	Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 9.	Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law.

Section 10.	Action by Unanimous Written Consent.

Any action permitted to required or be taken at any meeting of the Board of Directors may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission or by any other lawful means, and the writing or writings or electronic transmission or transmissions by any other lawful means are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.	Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV - COMMITTEES

Section 1.	Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

Section 3.	Action by Unanimous Written Consent.

Any action required or permitted to be taken at any committee meeting may be taken without a meeting if all members of the committee consent thereto in writing or by electronic transmission or by any other lawful means, and the writing or writings or electronic transmission or transmissions by any other lawful means are filed with the minutes of proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V - OFFICERS

Section 1.	Generally.

The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Chief Financial Officer, three or more Vice Presidents, a Treasurer, a Chief Legal Officer, a Controller, a Chairman of the Board and one or more Secretaries, and such other officers as may from time to time be appointed by the Board of Directors, including one or more Vice Chairmen of the Corporation. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. An officer of the Corporation who is an employee of New York Life Insurance Company or any subsidiary or affiliate of New York Life Insurance Company shall automatically cease to be an officer on the effective date such person ceases to be employed by such company. Any number of offices may be held by the same person. Other than the Chairman and any Vice Chairman of the Board of Directors, officers may, but need not be, Directors.

Section 2.	President.

The President shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.	Chief Financial Officer.

The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall render such accounts and reports as may be required by the Board of Directors or any committee of the Board of Directors. The financial records, books and accounts of the Corporation shall be maintained subject to his or her direct or indirect supervision.

Section 4.	Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors or the President. In the absence or during the disability of the President, the Vice President designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice President, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.	Treasurer.

Except as may otherwise be provided by the Board of Directors or these By-Laws, the Treasurer shall have the following powers and duties:

(a)	To have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

(b)	To cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as shall be selected in accordance with these By-Laws.

(c)	To cause the moneys of the Corporation to be disbursed by checks, drafts, other instruments or fund transfers (signed as provided in these By-Laws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)	To render the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation.

(e)	To be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation.

(f)	To perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or the President.

Section 6.	Chief Legal Officer.

The Chief Legal Officer of the Corporation shall, in general, perform the duties incident to the chief legal officer of a corporation, and all such other duties as may be assigned to him from time to time by the President or the Board of Directors.

Section 7.	Controller.

The Controller shall have control of all the books of account of the Corporation, shall keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses, shall keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposit or custody of funds and securities of the Corporation, which shall be kept by the Treasurer) and shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation. He shall, in general, perform all the duties incident to the office of Controller and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Controller reports.

Section 8.	Chairman of the Board.

The Chairman of the Board must be a Director of the Corporation. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By-Laws or as shall be assigned to him from time to time by the Board of Directors.

Section 9.	Secretary.

Except as may otherwise be provided by the Board of Directors or these By-Laws, the Secretary shall have the following powers and duties:

(a)	To keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors.

(b)	To cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)	To be the custodian of the records and of the seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed may attest the same.

(d)	To have charge of the stock books and ledgers of the Corporation and to cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of when each became such holder of record.

(e)	To perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these By-Laws or as may be assigned to the Secretary from time to time by the Board of Directors or the President.

To the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these By-Laws, to one or more officers, agents or employees of the Corporation.

Section 10.	Vice Chairman of the Corporation.

Each Vice Chairman of the Corporation shall have and exercise such powers, authority and responsibilities as the Board of Directors may determine.

Section 11.	Vice Chairman of the Board.

Each Vice Chairman of the Board must be a Director of the Corporation. The Vice Chairman of the Board shall, if present, preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present. He shall perform such other duties as shall be assigned to him from time to time by the Board of Directors.

Section. 12.	Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 13.	Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 14.	Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 15.	Surety Bonds.

In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum with such surety or sureties as the Board of Directors may direct, conditional upon the faithful performance of such person’s duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may be in such person’s possession, custody or control.

ARTICLE VI - STOCK

Section 1.	Certificates of Stock.

Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.	Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 3.	Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram, electronic transmission or by any other means permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 228 of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.	Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.	Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII - NOTICES

Section 1.	Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

For purposes of these By-Laws, “electronic transmission” means (i) any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process and (ii) any other form of communication or transmission that constitutes an electronic transmission pursuant to the DGCL (as it is amended from time to time).

Section 2.	Waivers.

A written waiver of any notice, signed by a stockholder or Director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

Section 1.	Execution of Instruments.

Except as may otherwise be provided in this Article or in a resolution adopted by the Board of Directors, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary may enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. The Board of Directors may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. If any such instrument shall be required by law or otherwise to be executed by more than one person, any two or more of such officers or designated persons, or any one or more such officers or designated persons with any other officer shall, as so required, have power to execute such instrument and affix the corporate seal. Any such authorization may be general or limited to specific contracts or instruments.

Section 2.	Loans.

Except as may otherwise be provided in this Article or in a resolution adopted by the Board of Directors, no loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidences of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation, and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

Section 3.	Deposits.

Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

Section 4.	Checks, Drafts, Payments, etc.

All notes, drafts, bills of exchange, acceptances, checks, endorsements, other instruments and other evidences of indebtedness of the Corporation, and its orders for the payment of money and fund transfers, shall be signed as may be determined by the Board of Directors or by such officers or agents as may be authorized by the Board of Directors to make such determination.

Section 5.	Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 6.	Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer or other officer.

Section 7.	Reliance upon Books, Reports and Records.

Each Director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.	Fiscal Year.

Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January in each calendar year and terminate on the 31st day of December of such year.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.	Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer or trustee, or in any other capacity while serving as a Director, officer or trustee, shall be indemnified and held harmless (including the provision of a defense) by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) subject to the conditions herein against all expenses, costs, judgments, penalties, fines, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 4 of this Article with respect to a suit to enforce rights to indemnification or advancement, the Corporation shall indemnify any such indemnitee in connection with a suit (or part thereof) initiated by such indemnitee only if such suit (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.	Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article, an indemnitee shall also have the right to have the Corporation pay the reasonable expenses (including reasonable attorneys’ fees) incurred in the defense of any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.	Cooperation.

An indemnitee shall provide prompt written notice to the Chief Legal Officer of the Corporation of any pending or threatened Proceeding against such indemnitee. The indemnitee shall cooperate with the Corporation as may be necessary or appropriate to respond and/or defend against such Proceeding and to comply with the terms and conditions of any applicable insurance policies. If the Corporation notifies the indemnitee that defense counsel will not be appointed by the Corporation, the indemnitee must promptly choose independent counsel to protect his/her rights. An indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to a Proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. Where the indemnitee has independent counsel, the indemnitee shall require its counsel to keep the Corporation and any applicable insurance carriers informed of all developments and shall obtain the prior written consent of the insurance carriers as required under any applicable insurance policies.

Section 4.	Right of Indemnitee to Bring Suit.

The Corporation must respond in writing to a request for indemnification or advancement of expenses as respects a Proceeding by a Director or officer under Section 1 or 2 of this Article within twenty days (20) days of receipt of such request. When granting a request for indemnification, the Corporation will advise as to whether or not it will manage the defense and appoint defense counsel to defend the indemnitee or monitor the defense and require the indemnitee to retain independent counsel. If the Corporation refuses to provide indemnification or advancement of expenses, the indemnitee may at any time thereafter bring suit against the Corporation to seek enforcement of the right to indemnification or advancement of expenses. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 5.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Amended and Restated Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 6.	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.	Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 8.	Nature of Rights.

The rights conferred upon indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. All obligations of the Corporation contained in this Article are intended to be retroactive to all dates of service as a Director or officer of the Corporation and to all dates of service as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including an employee benefit plan) if such service was at the request of the Corporation, and shall continue during the period an indemnitee provides any such service, and shall continue thereafter with respect to any claims arising out of such indemnitee’s service, regardless of when those claims are first made. Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE X - AMENDMENTS

These By-Laws may be amended or repealed by the Board of Directors or by the stockholders.